SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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(Amended by Sec Act Rel No. 7331; Exch Act Rel No. 37692, eff. 10/7/96.)

March 26, 2001

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 1, 2001 at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont. Refreshments will be served at 9:00 a.m.

At this meeting you will be asked to elect four directors to serve for a three-year term and one director for a one-year term.

Your vote is very important to us. In order to ensure that your shares may be represented at the meeting and to avoid additional expense of solicitation, we urge that you promptly vote, sign and return the enclosed proxy in the return envelope provided. If you do plan on attending the Annual Meeting, which we hope you will, you may revoke your proxy and vote your shares in person.

Thank you for your confidence and continued support.

Sincerely,

ROBERT H. YOUNG
President and
Chief Executive Officer

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
77 Grove Street
Rutland, Vermont 05701
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 1, 2001
______________________

To the Holders of Common Stock:

       The Annual Meeting of Stockholders of Central Vermont Public Service Corporation will be held at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont, on Tuesday, May 1, 2001, at 10:00 a.m. Eastern Daylight Saving Time, for the following purposes:

    To elect four directors for a term of three years and to elect one director for a term of one year; and
    To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting or at any adjournments thereof.

       Each of the above items is described in the Proxy Statement which accompanies this Notice.

       The Board of Directors has fixed the close of business on February 22, 2001, as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors, Joseph M. Kraus, Senior Vice President, Secretary, and General Counsel

Rutland, Vermont
March 26, 2001

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, we urge you to VOTE, SIGN,
DATE, AND RETURN THE ENCLOSED PROXY promptly in the envelope provided.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
77 Grove Street
Rutland, Vermont 05701
______________________

March 26, 2001

PROXY STATEMENT
______________________

       This Proxy Statement and form of Proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Central Vermont Public Service Corporation ("CVPS", the "Company" or the "Corporation"), a Vermont corporation. The solicited proxies will be voted at the Annual Meeting of Stockholders to be held at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont at 10:00 a.m. on May 1, 2001 and at any adjournments thereof.

       Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. If no direction is given, proxies will be voted FOR the election, as Directors, of the five nominees listed on the proxy, and at the discretion of the Proxy holder(s) upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the Annual Meeting or at any adjournments thereof. Any proxy may be revoked by written notice or by a duly executed proxy bearing a later date delivered to the Secretary of the Company at any time before it is exercised, or by attending the Annual Meeting and voting in person.

       The Company will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by officers or other employees or representatives of the Company. In addition, the Company has retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the meeting. The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will request banks, brokers, and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of stock, and, if requested, will reimburse them for the costs thereof.

       A copy of the Annual Report of the Company containing its audited financial statements for year 2000 accompanies this Proxy Statement.

       The Proxy Statement and form of Proxy were first sent to stockholders on or about the date of this Notice.

VOTING SECURITIES

       The Directors have fixed February 22, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the meeting, consisting of 11,522,987 shares of Common Stock, $6 Par Value, of the Company outstanding. Each share of Common Stock is entitled to one vote.

       In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "FOR" or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees for Director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the votes entitled to be cast in person or by proxy on the matter. Abstentions are counted in determining whether a quorum has been reached on a particular matter. If a quorum exists, then with respect to any action to be taken on a matter, other than the election of Directors, that matter would be approved if the votes cast favoring the action exceed the votes cast opposing the action. In this respect, abstentions are not counted as opposing votes.

       With respect to the election of Directors, a plurality of the votes cast by the shares entitled to vote in the election is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present). In this respect, abstentions are not counted for purposes of the election of Directors.

ARTICLE 1

ELECTION OF DIRECTORS

       The Company's Articles of Incorporation and By-Laws provide for the division of the Board of Directors into three classes having staggered terms of office as nearly equal in number as possible. In accordance with the Company's By-Laws, the Board of Directors has fixed at twelve (12) the number of Directors for the ensuing year.

       The nominees for election at this Annual Meeting to serve as Directors for a three-year term which expires at the 2004 Annual Meeting are: Timothy S. Cobb, Luther F. Hackett, Janice L. Scites, and William V. Boettcher.

       In order to keep the classes of Directors as nearly equal in number as possible, George MacKenzie, Jr., nominee for election at this Annual Meeting, is to serve as Director for a one-year term which expires at the 2002 Annual Meeting.

       A vacancy has been created in the class of directors whose terms expire at the 2002 Annual Meeting by the resignation of Patrick J. Martin on February 20, 2001. The Board of Directors, which has the authority to fill the vacant position, is considering candidates to serve the remainder of Mr. Martin's unexpired term.

       Proxies will be voted (unless otherwise instructed) in favor of the election of the five nominees as indicated in the table below. Each of the nominees has consented to serve as a Director if elected. While it is not anticipated that any of the persons listed will be unable to serve as a Director, if any of the persons listed are unable to serve, then the proxies will be voted for such other person or persons as the present Board of Directors shall determine.

       The following sets forth certain information, including age, principal occupation, directorships, and business experience during the past five years, regarding the Directors and nominees for Director. Unless otherwise indicated, the principal occupation of the Directors or nominees for Director has been the same for the past five years.
Director Since
Nominees whose terms will expire in year 2004:
Timothy S. Cobb (59) Retired Chairman, President, and Chief Executive Officer, Salient 3 Communications, Inc., (formerly Gilbert Associates, Inc.) from 1995 to 2000.	2000
Luther F. Hackett (67) President, Hackett, Valine & MacDonald, Inc. (insurance agents). Mr. Hackett is also a Director of Catamount Energy Corporation, a CVPS subsidiary; Vermont Electric Transmission Company, Inc., a CVPS affiliate; Banknorth Group, Inc., and serves as Chairman and Director of Vermont Electric Power Company, Inc., a CVPS affiliate.	1979
Janice L. Scites (50) Vice President, Internet Implementation Strategy, AT&T from November 1997 to December 31, 2000; Vice President, Value-Added Services, AT&T from October 1996 to October 1997; Vice President, Business Customer Care, Business Markets, AT&T from July 1995 to October 1996; President, Connecticut Mutual Customer Services Group, Connecticut Mutual Life Insurance Company from September 1993 to July 1995. Ms. Scites is also a Director of The Home Service Store, Inc., a CVPS affiliate; and Personnel Group of America, Inc.	1998
William V. Boettcher (53) Chief Executive Officer, Fletcher Allen Health Care since 1998; Senior Vice President, The Hunter Group (healthcare consulting organization) from 1994 to 1998.	------
Nominee for Director whose term will expire in year 2002:

George MacKenzie, Jr. (51) Vice Chairman of Hercules Incorporated
  ("Hercules") (global manufacturer of chemical specialty products) since
  November 2000; Executive Vice President, Hercules from April 2000 to November 2000; President, Chemical Specialties Segment, Hercules
  and Chief Financial Officer ("CFO"), Hercules, from 1999 to April 2000;
  Senior Vice President and CFO, Hercules, from 1996 to 1999;Vice
  President and CFO, Hercules, from 1995 to 1996. Mr. MacKenzie is a
  Director of C&D Technologies.

------
Directors whose terms will expire in year 2002:
Rhonda L. Brooks (48) President, Exterior Systems Business, Owens Corning ("Owens") (building materials and fiberglass composites) since May 2000; President, Roofing Systems Business, Owens from December 1997 to May 2000; Vice President, Investor Relations, Owens from January to December 1997; Vice President, Marketing, Composites, Owens from 1995 to 1996. Ms. Brooks is also a Director of ArvinMeritor, Inc.	1996

Robert H. Young (53) President and Chief Executive Officer of
  the Company since 1995; Executive Vice President and Chief
  Operating Officer of the Company from 1993 to 1995. Mr. Young is also Director, President, and Chief Executive Officer of the
  Company's subsidiaries, Connecticut Valley Electric Company Inc.,
  Catamount Energy Corporation, and Catamount Resources Corporation.
  Mr. Young also serves as Director and Chairman of Vermont Yankee Nuclear
  Power Corporation and as a Director of the Company's affiliates, Vermont
  Electric Power Company, Inc., Vermont Electric Transmission Company, Inc.,
  The Home Service Store, Inc., and Yankee Atomic Electric Company

1995
Directors whose terms will expire in year 2003:
Robert L. Barnett (60) Executive Vice President and President, Commercial, Government, and Industrial Solutions Sector (formerly Land Mobile Products Sector) Motorola, Inc. (communications equipment) since 1995; Mr. Barnett is also a Director of Johnson Controls, Inc. and USG Inc.	1996
Frederic H. Bertrand (64) Chairman of the Board of the Company since October 1997; Chairman of the Board and Chief Executive Officer, National Life Insurance Co. from 1987 to February 1997. Mr. Bertrand is also Chairman and Director of Catamount Energy Corporation, a CVPS subsidiary, and serves as a Director of The Chittenden Corporation, Union Mutual Fire Insurance Co.; and the Company's affiliates, Vermont Electric Power Company, Inc., and The Home Service Store, Inc.	1984
Robert G. Clarke (50) Chancellor, Vermont State Colleges since June 2000; Interim Chancellor, Vermont State Colleges from November 1999 to June 2000; President, Vermont Technical College from 1984 to November 1999. Mr. Clarke is also a Director of Connecticut Valley Electric Company Inc., a CVPS subsidiary; Vermont Electric Power Company, Inc., a CVPS affiliate; and the Howard Bank.	1997
Mary Alice McKenzie (43) Director and President, Fresh Connections (manufacturer of food products). Ms. McKenzie is also a Director of Vermont Electric Power Company, Inc. and Vermont Yankee Nuclear Power Corporation, CVPS affiliates.	1992

Vote Required

       The election of a Director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present .

       The Board of Directors recommends a vote FOR Article 1.

RESIGNATION OF DIRECTOR

       After three years of service as a Director and Chairman of the Compensation Committee, Mr. Martin resigned from the Board of Directors in February, 2001. His contributions will be missed.

Meetings of the Board

       During year 2000, the Board of Directors held eight regular and three special meetings. Each Director attended at least 83% of the aggregate of all meetings of the Board and Committees of which he or she was a member.

Committees of the Board

       The Company has standing Executive, Audit, Compensation, and Nominating Committees (the "Committee(s)") of its Board of Directors. Members of these Committees are appointed annually by the Board.

       The Executive Committee has substantially all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board. The present members of the Executive Committee are: Frederic H. Bertrand, Chairman, Luther F. Hackett, and Robert H. Young. During year 2000, the Executive Committee held three meetings.

       The Audit Committee of the Board, composed entirely of outside Directors, reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities, and matters having a material effect on the Company's financial operations. The present members of the Audit Committee are: Luther F. Hackett, Chairman, Robert L. Barnett, Rhonda L. Brooks, Robert G. Clarke, and Mary Alice McKenzie. During year 2000, the Audit Committee held five meetings.

       The Compensation Committee of the Board, composed entirely of outside Directors, is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of executive officers of the Company and certain subsidiaries. Members of the Compensation Committee are also responsible for the administration of the Stock Option Plans for Key Employees and the Restricted Stock Plan for Non-employee Directors and Key Employees. The present members of the Compensation Committee are: Frederic H. Bertrand, Rhonda L. Brooks, and Janice L. Scites. During year 2000, the Compensation Committee held four meetings.

       The Nominating Committee is responsible for recommending candidates for election as Directors of the Company. The Nominating Committee will consider recommendations by the stockholders for nomination as Directors. Recommendations should be forwarded to the Secretary of the Company on or before December 1 preceding the Annual Meeting for which such nomination is sought. The present members of the Nominating Committee are: Mary Alice McKenzie, Chairperson, Robert L. Barnett, Patrick J. Martin, and Robert H. Young. During year 2000, the Nominating Committee held two meetings.

Directors' Compensation

       Directors of the Company are paid an annual retainer of $10,000. Under the 1997 Restricted Stock Plan for Non-employee Directors and Key Employees (the "Restricted Plan"), the non-employee Directors receive 50% of their annual retainer in Common Stock (instead of cash). Members of the Executive Committee are paid an additional annual retainer of $500. The Chairman of the Board receives an additional $30,000 annual retainer and the Chairperson of each Committee receives an additional $2,000 annual retainer. Directors are also paid $1,000 plus expenses for each Board meeting attended and $500 for each Committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $1,000 plus expenses for attendance at each other meeting of such Committee.

       As President and Chief Executive Officer, Mr. Young receives no retainers or other fees for serving on the Board or any of its Committees.

       Under the Restricted Plan, 235 shares and 250 shares of Common Stock based on a price per share of $10.6563 and $10.00 respectively, representing $5,000 of the annual cash retainer were awarded in year 2000 to each of the following Directors: Robert L. Barnett, Frederic H. Bertrand, Rhonda L. Brooks, Robert G. Clarke, Luther F. Hackett, Mary Alice McKenzie, Janice L. Scites, and 250 shares were awarded to Timothy S. Cobb.

Stock Option Plan for Non-employee Directors

       Under the 1998 Stock Option Plan for Non-employee Directors (the "Plan"), approved in 1998 by the stockholders, non-employee Directors receive stock options with respect to 2,250 shares of Common Stock on the first business day after each of the 2001 and 2002 annual meetings of the Company's stockholders. Optioned shares are reflected in the individual stockholdings of the Directors set forth below under "Stock Ownership of Directors, Nominees, Executive Officers, and Certain Beneficial Owners". The exercise price of the options issued to Participant Directors in year 2000 was $10.8125 per share, which represents the Fair Market Value of the Company's Common Stock on the date of grant. For purposes of the Plan, the Fair Market Value of stock is defined as the average of the high and low trading prices reported on the composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. Stock options are exercisable during the period beginning six months after the date of grant and ending five years thereafter except in the event that the option expires during a limited trading period declared by the Secretary, in which case the exercise period shall be extended for thirty days following termination of the limited trading period. All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is granted. The total number of shares that may be issued under the Plan may not exceed 112,500 in the aggregate, subject to proportional adjustments, and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. The Plan is effective for five years, terminating in year 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company securities with the SEC and to furnish the Company with copies of all such reports. It also requires directors, officers, and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the New York Stock Exchange.

       Based solely on a review of the copies of such reports prepared and filed with the Commission during year 2000 by the Company's executive officers and directors, and on written representations that no other reports were required, the Company believes its directors and executive officers have complied with all Section 16(a) filing requirements. The Company does not have a ten percent holder.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

       The following table sets forth the number of shares of Common Stock of the Company beneficially owned by: (1) each Director, (2) each nominee Director, (3) each of the named executive officers in the Summary Compensation Table, (4) all the Directors, nominees for Director, and executive officers as a group as of January 31, 2001, and (5) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31, 2000.
Name	Shares of Common Stock Beneficially Owned (1)(2)(3)(4)		Percent of Class
L. Douglas Barba	21,550		(1)
Robert L. Barnett	11,378		(1)
Frederic H. Bertrand	14,640	(5)	(1)
William V. Boettcher	0		---
Francis J. Boyle	53,008	(6)	(1)
Rhonda L. Brooks	10,878		(1)
Kent R. Brown	49,891	(7)	(1)
Robert G. Clarke	11,378	(8)	(1)
Timothy S. Cobb	3,500		(1)
Luther F. Hackett	19,535	(9)	(1)
Joseph M. Kraus	41,489		(1)
George MacKenzie, Jr.	0		---
Mary Alice McKenzie	10,945	(10)	(1)
Robert E. Rogan	15,546		(1)
Janice L. Scites	6,413		(1)
Douglas D. Sinclair	0		(1)
Herbert H. Tate	0		---
Robert H. Young	192,889	(11)	1.7%
All directors, nominees, and executive officers as a group (23)	517,318		4.5%
Dimensional Fund Advisors Inc. 12990 Ocean Avenue Santa Monica, CA 90401	736,194	(12)	6.4%
AXA Group (13) 1290 Avenue of the Americas New York, New York 10104	1,071,135	(14)	9.3%

       No director, nominee for director, or executive officer owns any shares of the various classes of the Company's outstanding non-voting Preferred Stock.

____________________________
(1)

No Director, nominee for Director, or executive officer owns beneficially in excess of 1% of CVPS' outstanding Common Stock, except for Robert H. Young. Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed.

(2)

Includes shares that the named individuals have a right to acquire pursuant to options granted under the 1993 and/or 1998 Stock Option Plans for Non-employee Directors as follows: Messrs. Bertrand and Hackett, 11,250 each; Messrs. Barnett, Clarke, Ms. Brooks, and Ms. McKenzie, 9,000 each; Ms. Scites, 4,500; and Mr. Cobb, 2,250. Includes 1,378 shares awarded under the Restricted Stock Plan for Non-employee Directors and Key Employees ("Restricted Plan"), for each of Messrs. Barnett, Bertrand, Clarke, Hackett, Ms. Brooks, and Ms. McKenzie; 913 shares for Ms. Scites; and 250 shares for Mr. Cobb. Also includes the following awards under said Restricted Plan as follows: Mr. Boyle, 1,708; Mr. Brown, 1,665; Mr. Kraus, 1,322; Mr. Rogan, 846; and, Mr. Young, 3,996.

(3)

Includes shares that the named executive officers have a right to acquire pursuant to options granted under the 1988, 1997, and 2000 Stock Option Plans for Key Employees as follows: Mr. Barba, 21,550; Mr. Boyle, 45,300; Mr. Brown, 46,900; Mr. Kraus, 38,250; Mr. Rogan, 14,700; and, Mr. Young, 185,160.

All executive officers as a group have rights to acquire 398,535 shares.

(4)

Includes shares that the named executive officers hold indirectly under the Company's Employee Savings and Investment (401(k)) and Employee Stock Ownership Plans as follows: Mr. Kraus, 394 shares; Mr. Young, 2,539 shares.

(5)	Includes 2,012 shares held jointly with Mr. Bertrand's spouse over which he has voting and investment power.
(6)	Includes 6,000 shares held jointly with Mr. Boyle's spouse over which he shares voting and investment power.
(7)	Includes 1,326 shares held jointly with Mr. Brown's spouse over which he shares voting and investment power.
(8)	Includes 1,000 shares held jointly with Mr. Clarke's spouse over which he shares voting and investment power.
(9)	Includes 3,000 shares owned by corporations over which Mr. Hackett has voting and investment power.
(10)	Includes 150 shares held jointly with Ms. McKenzie's spouse over which she shares voting and investment power.
(11)

Includes one share held by Mr. Young's spouse as custodian for his son over which Mr. Young disclaims beneficial ownership and 741 shares held by his spouse over which she has sole voting and investment power.

(12)

Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor and as such has sole voting power over 736,194 shares of the Common Stock of the Company. Dimensional disclaims beneficial ownership of said securities.

(13)

AXA Financial, Inc. is a institutional investment manager filing pursuant to a joint filing agreement among: AXA; AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle; and, AXA Financial Inc.

(14)

AXA Financial, Inc. and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle as a group, together with AXA, have sole voting power over 850,410 shares and sole dispositive power over 908,835 shares; shared voting power over 17,740 shares and shared dispositive power over 162,300 shares. Alliance Capital Management, L.P., a subsidiary of AXA Financial, Inc., has sole voting power over 743,310 shares. AXA Rosenberg (US), an AXA entity, has sole voting power over 107,100 shares.

AXA Rosenberg (US), holds 162,300 shares and Alliance Capital Management L.P., holds 908,835 shares for a total aggregate number of shares owned of 1,071,135 with sole power to dispose or direct the disposition of those shares on behalf of client discretionary investment advisory accounts.

REPORT OF THE AUDIT COMMITTEE

       The Audit Committee of the Company is composed of five independent directors and operates under a written charter adopted by the Board of Directors, which is included as Schedule A to this Proxy Statement.

       The Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and with our independent auditors, Arthur Andersen LLP.

       The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

       The Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and also have discussed with Arthur Andersen the issue of its independence from the Company.

       Based on the reviews and various discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Audit Services

       Aggregate fees billed by Arthur Andersen LLP for the annual audit and for the reviews of the quarterly financial statements totaled $261,678 during the year ended December 31, 2000.

Non-Audit Services

       Aggregate fees billed by Arthur Andersen LLP, the company's independent public accountants, for non-audit services rendered by them totaled $340,691 during the year ended December 31, 2000. The Audit Committee has considered the compatibility of the provision of non-audit services by Arthur Andersen LLP with maintaining auditor independence.
AUDIT COMMITTEE MEMBERS:
Luther F. Hackett, Chairman Robert L. Barnett Rhonda L. Brooks Robert G. Clarke Mary Alice McKenzie

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy

       The philosophy of the Compensation Committee (the "Committee"), with regard to executive compensation, is to maintain a total compensation pay package which, by virtue of its design and target levels, enables the Company to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, to encourage employees to develop their skills and abilities, and to encourage and support performance and decisions that strengthen the Company financially and strategically, including enhancing customer service. Executive officer compensation, including the compensation of the Chief Executive Officer ("CEO"), is comprised of a base salary, annual Management Incentive Plan ("MIP") payout, and a Long-Term Incentive Plan ("LTIP") payout, as described below. The value of the LTIP is based on the value the Company delivers to shareholders over time. The value of the MIP is specifically tied to the Company's annual fiscal year performance measured by cash flow from operating activities, individual performance, and a balanced set of financial, customer, process improvement, and employee performance measures. The base salary range is set based on benchmarking to other companies of our size; and, within a range, a specific officer's salary is set based on qualifications, experience, and proven performance.

Executive Officers' Base Annual Salary

       It is the policy of the Committee to establish salaries for the CEO and other executive officers within a range that surrounds the 50th percentile of salaries of similar positions in electric and gas utilities, adjusted to reflect the size of the Company as determined by revenues, and as reported in the annual Executive Compensation Survey conducted by an independent consultant in conjunction with the Edison Electric Institute. Executive officers in charge of unregulated subsidiaries are benchmarked to the 50th percentile of salaries for similar positions at general industry companies with similar revenues.

       Within this range, the salary is determined based on an evaluation of the individual's qualifications, experience, and performance. The Chief Executive Officer recommends to the Committee the base salary for those reporting to him.

Chief Executive Officer's Base Annual Salary

       The Committee determines the base salary of the Chief Executive Officer. Mr. Young's current salary is based upon a broad range of performance factors such as his level of experience in his position, overall Company performance, and executive team performance compared to the 50th percentile of salaries for CEOs for electric and gas utilities the size of the Company.

Management Incentive Plan

       The Company's executive officers participate in the Company's annual MIP. The purpose of the MIP is to focus the efforts of the executive team on the achievement of challenging and demanding performance objectives. When performance reaches or exceeds the specified annual performance objectives, an incentive payment is earned. A well-directed MIP, in conjunction with competitive salaries and benefits, provides a level of compensation which fully rewards the skills and efforts of the executives.

       Participants are designated annually by the Board of Directors. The level of potential payout for the MIP is based on benchmarking of the incentive levels for officers working for companies our size. In year 2000, the named executive officers in the Summary Compensation Table except for Mr. Sinclair who resigned April 2000, were eligible to participate in the MIP.

       Performance measures must be met in the following areas to receive an award. Each measure is equally weighted, unless the officer is responsible for an unregulated part of the Company. In that case, cash flow from operating activities and individual performance each have a 10% weighting with the remaining 80% weight on business performance measures for officers responsible for unregulated businesses.

       Cash Flow From Operating Activities. A measure of overall corporate financial performance.

       Balanced Business Performance Measures. Measures the performance of the officer's strategic business unit or for overall corporate performance, depending on each officer's responsibilities. Includes financial, customer, process improvement, and employee performance measures.

       Individual Performance. Based on advice and recommendation from the CEO for officers reporting to him, the Committee evaluates individual officer performance compared to performance objectives set early in the year, and also evaluates the performance of the CEO versus his performance objectives.

       The target level of incentive award from the MIP is 50% of base salary for the President and CEO and Vice Presidents responsible for unregulated businesses; 30% for the Senior Vice Presidents; 25% for Vice Presidents; and 20% for Assistant Vice Presidents. Each officers maximum payout is capped at 150% of target for the fiscal year 2000 and for future fiscal years the maximum payout will be 200% of target.

       The payout of the award through the 1999 MIP made on May 2, 2000, based on 1999 performance was made half in cash and half in three-year restricted stock, per the MIP plan designed for 1999. This amount is shown in the summary compensation table.

Long-Term Incentive Plan

       The Company's Long-Term Incentive Plan (the "LTIP") for executive officers is designed to deliver one-half of the value of a participant's award in stock options and the remaining one-half in the form of restricted performance shares of Common Stock. The one-half paid in restricted shares of Common Stock is in the form of performance shares dependent upon reaching certain Total Shareholder Return ("TSR") performance targets in three years versus a national peer group of electric and combination utilities. The number of options and performance shares awarded to executive officers is determined utilizing comparisons to officers' long-term incentive values who work for companies our size in the electric and gas utility industry and in the general industry.

       The stock option portion of the LTIP award is based on the Stock Option Plan for Key Employees, which was approved in year 2000 by the stockholders. Stock options are an important component in the Company's strategy for attracting and retaining executives of high caliber and helping to focus management attention on increasing stockholder value. Stock options are granted to executive officers annually upon the recommendation of the Committee. In year 2000, the named executive officers in the Summary Compensation Table, except for Mr. Sinclair, received options. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the Fair Market Value of the Common Stock of the Company on the date of the grant. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the event of a stock dividend, stock split, or other change in corporate structure or capitalization affecting the Company's Common Stock.

       The other half of the executive officer LTIP is delivered in the form of restricted performance shares of Common Stock. In year 2000 (at the beginning of the three-year performance cycle), there was a contingent grant of a fixed number of common shares. The number of shares payable at the end of the performance cycle (year 2000-2002) is dependent on how the Company's financial performance compares to a national peer group of electric and combination utilities. The financial performance is measured in terms of TSR for the three years, relative to the peer group. The number of shares granted at the end of the cycle ranges from 0 - 2x the number of shares targeted in the beginning of the cycle, based on our relative TSR. Dividends payable with respect to restricted performance shares are reinvested into additional shares of restricted stock. Once the award is earned, shares become fully vested.

Other Perquisites

       It is the policy of the Committee not to compensate executive officers through the use of perquisites. A car is provided to the CEO and periodic medical examinations for all executive officers are available. There are no other perquisites provided to any executive officer.

Other Compensation Committee Items

       The Company intends that compensation paid to its executive officers will be tax deductible. Section 162(m) of the Internal Revenue Code, as amended, generally limits the Company's federal income tax deduction for compensation paid in any taxable year to any one of the five highest paid executive officers named in the Summary Compensation Table to $1.0 million. The limit does not apply to specified types of exempt compensation, including payments that are not included in the employee's gross income, payments made to or from a tax-qualified plan, and compensation that qualifies as qualified performance-based compensation. Under the tax law, the amount of a qualified performance-based award must be based entirely on an objective formula, without any subjective consideration of individual performance. The Committee has carefully considered the impact of this law. As the annual cash compensation of each of the Company's executive officers is below $1.0 million, the limitation imposed by Section 162(m) is not believed to be applicable. In addition, the stock options granted under the Company's stock option plans are designed to qualify as exempt qualified performance-based compensation.

       The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it aggressively reviews its plans each year to assure that it competitively pays and rewards executives to act in the interests of the ratepayers and the shareholders.
COMPENSATION COMMITTEE MEMBERS:
Frederic H. Bertrand Rhonda L. Brooks Timothy S. Cobb Janice L. Scites

Five-Year Shareholder Return Comparison

       The SEC requires that the Company include in its proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI Index"), because it is the most comprehensive and representative inasmuch as it includes stock performance data for investor-owned electric utility companies.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
CENTRAL VERMONT, EEI INDEX, S&P 500

	1995	1996	1997	1998	1999	2000
CVPS	100.00	95.65	130.50	95.26	105.23	130.75
EEI Index	100.00	101.20	128.90	146.80	119.50	176.82
S&P 500	100.00	122.88	163.74	210.31	254.33	230.99

Assumes $100 Invested on December 31, 1995
*Total Return Assumes Quarterly Reinvestment of Dividends

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Company has a Compensation Committee to approve compensation for the Company's executive officers. The Compensation Committee members are Messrs. Bertrand, Cobb, Ms. Brooks, and Ms. Scites. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director under item 404 of regulation S-K or as a former officer or employee of the Company.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

       The following table sets forth all cash compensation paid or to be paid by the Company and its subsidiaries, as well as the number of stock option and restricted stock awards earned during the last three fiscal years by the Company's CEO, the four most highly compensated executive officers, and two additional individuals not serving as executive officers at the end of 2000, whose salary and bonus for services rendered to the Company and its subsidiaries in all capacities for year 2000 exceeded $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Annual Compensation		Long Term Compensation		All Other Compen- sation ($) (6)
		Salary ($) (2)	Bonus ($) (3) (4)	Awards
				Restricted Stock Awards ($) (5)	Securities Underlying Options/ SARs (#)
Robert H. Young President and CEO	2000 1999 1998	303,852 266,000 254,400	--- 48,498 14,586	43,207 --- ---	30,300/0 31,860/0 53,000/0	9,678 7,394 7,127
Francis J. Boyle Senior Vice President, CFO and Treasurer	2000 1999 1998	185,519 180,908 169,286	--- 21,294 7,174	18,468 --- ---	7,700/0 6,700/0 12,500/0	8,276 7,052 6,665
Kent R. Brown Senior Vice President, Engineering and Operation	2000 1999 1998	185,519 180,896 174,250	--- 14,322 ---	18,003 --- ---	7,700/0 6,700/0 12,500/0	8,262 7,107 6,914
Joseph M. Kraus * Senior Vice President, Secretary, and General Counsel	2000 1999 1998	143,615 137,572 118,450	--- 17,976 7,174	14,294 --- ---	7,700/0 5,000/0 8,000/0	7,131 8,318 9,464
Robert E. Rogan * Vice President - Public Affairs	2000 1999 1998	111,712 108,938 94,904	--- 7,280 ---	9,147 --- ---	4,800/0 3,400/0 6,500/0	4,099 3,454 5,281
Douglas D. Sinclair Vice President and General Manager, Business Development (7)	2000 1999 1998	68,568 181,892 175,000	450,000 14,773 6,178	--- --- ---	--- 6,700/0 12,500/0	4,694 7,023 3,203
L. Douglas Barba Executive Vice President and General Manager, Catamount Energy Corporation (8)	2000 1999 1998	170,583 152,687 138,600	--- 47,100 48,620	--- --- ---	9,600/0 4,800/0 9,000/0	7,526 9,519 5,881

* Messrs. Kraus and Rogan were not named executive officers in 1999 and 1998.
(1)	(The principal positions listed were held as of December 31, 2000, except for Mr. Sinclair who resigned on April 11, 2000 and Mr. Barba who resigned on December 1, 2000.
(2)

Includes compensation deferred at the election of named executive officers; and, includes for Mr. Young, director's retainers and fees paid by Vermont Electric Power Company, Inc. and compensation for services performed for Vermont Yankee Nuclear Power Corporation for which the Company was reimbursed.

(3)

Includes incentive awards from Catamount Energy Corporation as follows for: Mr. Young: 1999 - $14,130, 1998 - $14,586; Mr. Boyle: 1999 - $6,600, 1998 - $7,174; Mr. Kraus: 1999 - $6,600, 1998 - $7,174; and, Mr. Barba: 1999 - $47,100, 1998 - $48,620.

Also includes incentive awards for the Company paid in year 2000 and earned in 1999 as follows for: Mr. Young, $34,368; Mr. Boyle, $14,694; Mr. Brown, $14,322; Mr. Kraus, $11,376; Mr. Rogan, $7,280; and, Mr. Sinclair, $14,773.

For Mr. Sinclair, includes $450,000 finance completion bonus in 2000 relating to the Home Service Store, Inc. paid by SmartEnergy Services, Inc., a subsidiary of CVPS, and $6,178 in 1998 pursuant to an employment agreement.

The MIP awards for 2000 from the Company have not yet been determined.

(4)

The Company has a long-term incentive plan that awards restricted performance stock subject to performance-based conditions described in the Long-Term Incentive Plan in the Compensation Committee Report. A valuation of the performance stock awards could be calculated by multiplying the closing market price at year end of $12.1875 by the number of restricted performance shares as reported in the Long-Term Incentive Plan Table.

(5)

The valuation of the restricted stock awarded as part of the 1999 MIP was calculated by multiplying the closing market price of $10.8125 for the Company's Stock on the date of award for Messrs. Young, Boyle, Brown, Kraus, and Rogan. The number of shares held may be found in the Stock Ownership of Directors, Nominees, Executive Officers, and Certain Beneficial Owners table, footnote two. Shares awarded in 1999 under the Restricted Plan have a three-year cliff vesting schedule, elapsing May 2, 2003.

(6)

The total amounts shown in this column for year 2000 are comprised as follows:

-  Company matching contributions to the Employee Savings and Investment Plan
    (401(k)) includes for Mr. Young: $8,628; Mr. Boyle: $7,674; Mr. Brown: $7,659;
    Mr. Kraus: $6,876; Mr. Rogan: $3,963; Mr. Sinclair: $4,528; and, Mr. Barba:
    $7,069.

-  Taxable term cost on executive split-dollar insurance (an insurance plan that gives both employer and employee an interest in the policy death benefit on the employee's life) includes for Mr. Young: $1,050; Mr. Boyle: $602; Mr. Brown:
    $603; Mr. Kraus: $255; Mr. Rogan, $136; Mr. Sinclair: $166; and, Mr. Barba:
    $457.

(7)	Mr. Sinclair resigned from the Company on April 11, 2000.
(8)

Catamount Energy Corporation is a subsidiary of Catamount Resources Corporation (formerly Catamount Investment Corporation), a subsidiary of Central Vermont Public Service Corporation. Mr. Barba resigned from the Company on December 1, 2000.

Long-Term Incentive Plan ("LTIP") Awards Table

Long-Term Incentive Plans -- Awards In Last Fiscal Year
Name	Number Of Units (#) (1)	Performance Or Other Period Until Maturation Or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold #	Target #	Maximum #
Robert H. Young	8,300	12/31/2002	0	1x	2x
Francis J. Boyle	2,100	12/31/2002	0	1x	2x
Kent R. Brown	2,100	12/31/2002	0	1x	2x
Joseph M. Kraus	2,100	12/31/2002	0	1x	2x
Robert E. Rogan	1,300	12/31/2002	0	1x	2x
Douglas D. Sinclair (2)	0	---	---	---	---
L. Douglas Barba (2) ______________________	2,600	---	---	---	---
(1)

The units listed are based upon satisfying the Total Shareholder Return criteria as described in the Long-Term Incentive Plan in the Report of the Compensation Committee on Executive Compensation. The contingent grant of the units listed in this table are based upon satisfying the Target Threshold and maximum payout is twice the units listed in the table.

(2)	Resigned prior to completion of performance cycle.

STOCK OPTIONS

       The following table sets forth stock options granted to the Company's current most highly compensated executive officers during year 2000 under the Company's Stock Option Plan. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen a binomial model approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

Option/Stock Appreciation Rights Grants Table
Option/SAR Grants in Last Fiscal Year Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#) (1)	% of Total Options/ SARs Granted to Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($) (2)
Robert H. Young Francis J. Boyle Kent R. Brown Joseph M. Kraus Robert E. Rogan Douglas D. Sinclair L. Douglas Barba	30,300/0 7,700/0 7,700/0 7,700/0 4,800/0 0/0 9,600/0	37.7% 9.6 9.6 9.6 6.0 0.0 12.0	$10.75 10.75 10.75 10.75 10.75 0 10.75	5/02/2010 5/02/2010 5/02/2010 5/02/2010 5/02/2010 N/A 5/02/2010	$72,116 18,326 18,326 18,326 11,424 N/A 22,848
(1)

A total of 80,300 shares were awarded to all plan participants under the 2000 Stock Option Plan. Stock options are exercisable in whole or in part from the date of the grant for a period of ten years and one day.

(2)

Per a binomial model as certified by an independent consultant. The assumptions used for the Model are as follows: Volatility- 28.72% based on monthly stock prices for the period of
April 30, 1997 to April 30, 2000; Risk-free rate of return - 6.50%; Dividend Yield - 7.32% over the period of April 30, 1997 to April 30, 2000; and, a ten-year exercise term.

Year-End Option Table

       The following table sets forth stock options exercised by the Company's CEO and the other most highly compensated executive officers during year 2000, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on December 31, 2000. Messrs. Sinclair and Barba resigned from the Company in April, 2000 and December, 2000 respectively.

Aggregated Option/SAR Exercises in Last Fiscal Year(FY)

and Fiscal Year-End Option/SAR Values
(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options At FY-End ($) Exercisable/ Unexercisable (1)
Robert H. Young Francis J. Boyle Kent R. Brown Joseph M. Kraus Robert E. Rogan Douglas D. Sinclair L. Douglas Barba	0 0 0 0 0 18,700 0	$ 0 0 0 0 0 $16,363 0	185,160/0 45,300/0 46,900/0 38,250/0 14,700/0 0/0 34,950/0	$132,751/0 35,597/0 35,597/0 26,116/0 11,675/0 0/0 20,100/0
(1)

The dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise or fiscal year end, respectively.

       No SARs are granted by the Company under the 2000 Stock Option Plan for Key Employees.

Officers' Insurance and Supplemental Retirement Plan

       The Officers' Supplemental Retirement Plan (the "SERP") is designed to supplement the retirement benefits available through the Company's Pension Plan to the Company's executive officers. The SERP is a part of the Company's overall strategy for attracting and maintaining top managerial talent.

       The Board of Directors approved a redesign of the Company's SERP commencing January 1, 1998 ("Redesigned SERP"). The Redesigned SERP directly coordinates the benefits of the SERP with the Pension Plan (i.e., the excess of target pension over basic pension equals supplemental pension). For the Redesigned SERP, the target pension is based on the same formula as the Pension Plan but also restores any amounts restricted by Internal Revenue Service limits under the Pension Plan. The Redesigned SERP also reflects any incentives from the MIP.

       When the Board of Directors adopted the Redesigned SERP commencing January 1, 1998, current executive officers at that time were grandfathered under the previous SERP provisions ("Grandfathered SERP"). The named executive officers in the Summary Compensation Table are covered under the Grandfathered SERP with the exception of Messrs. Barba and Sinclair who have resigned from the Company, and Mr. Rogan. Under the Grandfathered SERP, each grandfathered executive officer is entitled to receive, upon retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of the officer's final year's Base Salary (not including variable pay, options, or any other form of remuneration). The applicable percentages for the named executive officers in the Summary Compensation Table are as follows: Mr. Young, 44%; Messrs. Boyle, Brown, and Kraus, 33%. For grandfathered executive officers, a reduced benefit is available as early as age 55 with ten years of service. A death benefit of $100,000, grossed up for taxes, is also provided to vested retirees covered under the Grandfathered SERP. Mr. Rogan is not eligible for the Grandfathered SERP. Further, based on his current level of compensation, he is not expected to receive any benefits from the redesigned SERP.

       Shown below is the estimated Company provided benefit payable under the Grandfathered SERP for the named executive officers in the Summary Compensation Table, assuming they were to retire at age 65, and based on assumed final base pay amounts:

Assumed Final Annual Base Pay $	33% $	44% $
100,000 120,000 140,000 160,000 180,000 200,000 220,000 240,000 260,000 280,000 300,000 320,000 340,000 360,000 380,000	33,000 39,600 46,200 52,800 59,400 66,000 72,600 79,200 85,800 92,400 99,000 105,000 112,200 118,800 125,400	44,000 52,800 61,600 70,400 79,200 88,000 96,800 105,600 114,400 123,200 132,000 140,800 149,600 158,400 167,200

Pension Plan

       The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Pension Plan") is a defined benefit plan which covers employees, among others, who are officers. The Company pays the full cost of the Pension Plan.

       The table below shows the annual amounts payable under the present provisions of the Pension Plan as amended through December 31, 2000, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 2001.
Assumed 5-Year Final Average Earnings	Years of Service
	15	20	25	30	35
$ 80,000 100,000 120,000 140,000 160,000 170,000 (1)	$18,070 23,320 28,570 33,820 39,070 41,695	$24,093 31,093 39,093 45,093 52,093 55,593	$30,116 38,866 47,616 56,366 65,116 69,491	$36,139 46,639 57,139 67,639 78,139 83,389	$38,139 49,139 60,139 71,139 82,139 87,639
(1)	Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $150,000 for 1995 and 1996 and $160,000 for 1997, 1998, 1999, and $170,000 for 2000.

       Final Average Earnings is the highest five-year average of consecutive years' compensation over an employee's career with the Company. In 1998, compensation for this purpose was expanded to include base salary plus incentive awards from the Management and Employee Incentive Plans. Previously, compensation was defined as base salary only.

       The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

       The credited years of service at December 31, 2000, under the Pension Plan for the named executive officers in the Summary Compensation Table were as follows: Mr. Young, 13.5 years; Mr. Boyle, 5.2 years; Mr. Brown, 4.3 years; Mr. Kraus, 19.4 years; Mr. Rogan, 2.9 years; Messrs. Sinclair and Barba were not employed by the Company as of December 31, 2000.

Contracts with Management

       The Company has entered into severance compensation agreements with Messrs. Young, Boyle, Brown, Kraus, and Rogan. The agreements were entered into on April 5, 2000 and continue in effect until the earlier of (i) the fifth anniversary of such date or (ii) the executive's normal retirement date under the Pension Plan. Commencing on the third anniversary of the date of the agreement, and on each anniversary thereafter, the term of the agreement is automatically extended, absent 60 days prior written notice by the Company, until the earlier of (x) three years from such renewal date or (y) the executive's normal retirement date. They provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a Change in Control of the Company, Messrs. Young, Boyle, Brown, Kraus, and Rogan will receive 2.999 times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment. Stock options exercised in the two years preceding a Change in Control are disregarded for the calculation of gross income to eliminate the potential or appearance of officers exercising options solely to inflate Change in Control Benefits. There is a conditional gross-up for excise tax on the termination payments under Section 4999 of the Internal Revenue Code only in circumstances where the Change in Control benefits are over the Internal Revenue Code 280G limits by more than 10%. In instances where the Company is taken over (as measured by a change in the majority of the Company's Board membership), officers have the option to voluntarily terminate in the 30 day period commencing on the first anniversary of the Change in Control and receive Change in Control benefits capped at the Internal Revenue Code 280G limit.

       The provisions of the agreement do not apply if the executive officer retires, dies, is disabled, voluntarily resigns, or is dismissed for cause following a Change in Control (except for the voluntary termination clause described above). Non-qualified stock options and restricted stock not immediately exercisable will become exercisable in the event of a Change in Control of the Company.

       In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for one year, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Supplemental Retirement Plan, and health and disability plans. The extent of these provisions depends on an individual's participation and circumstances, and is specified in each agreement. Executive officers with less than ten years of service would receive a payment actuarially equivalent to benefits received under the Pension Plan at age 65 with ten years of service, less any benefit payable under the Pension Plan.

       A Change in Control under the agreements is deemed to occur if: (1) any person, corporation, partnership, or group acquires 20% or more of the combined voting power of the Company's outstanding securities; (2) there is a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided (although this section does not apply, if the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period); (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act; (4) a reorganization, merger, or consolidation, other than a reorganization, merger, or consolidation following which the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 60% of the outstanding voting securities of the Company resulting from such reorganization, merger, or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation; or (5) a complete liquidation or dissolution of the Company or sale or other disposition of one transaction or a series of related transactions of all or substantially all of the assets of the Company, as determined by the Board, other than a sale or other disposition to a company, which following such sale or other disposition, the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such sale or other disposition, beneficially own, directly or indirectly, more than 60% of the outstanding voting securities of such company in substantially the same proportions as their ownership in the Company immediately prior to such sale or other disposition.

INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Arthur Andersen LLP, independent public accountants, has audited the accounts of CVPS for year 2000. They have served as the Company's independent public accountants since 1985. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

2002 ANNUAL MEETING

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

       A stockholder desiring to present a proposal at the Company's 2002 Annual Meeting of Stockholders and to have such proposal considered for inclusion in the proxy materials for such meeting should submit such proposal addressed to the Secretary, Joseph M. Kraus, no later than November 25, 2001. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC and will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company in accordance with such applicable laws and regulations.

OTHER MATTERS

       The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of effecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgement. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.
By Order of the Board of Directors ROBERT H. YOUNG President and Chief Executive Officer

It is hoped that all of the Common Stockholders will be represented in person or by proxy at the Annual Meeting. The Board of Directors earnestly urges that you VOTE, SIGN, AND DATE the enclosed proxy, whether or not you are able to attend the meeting in person. PROXIES SHOULD BE MAILED IN THE ADDRESSED RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE IN ORDER TO REACH THE OFFICE OF THE COMPANY NOT LATER THAN MAY 1, 2001. The giving of such proxy will not affect your right to vote in person should it later be found convenient for you to attend. Any proxy given is revocable at any time prior to the voting of the share or shares represented thereby.

Schedule A

Central Vermont Public Service Corporation
Audit Committee Charter

Effective: May 2, 2000

I.     Audit Committee Purpose.

       The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  Monitor the integrity of the Company's financial statements, financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and ethical standards.
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   Audit Committee Composition and Meetings

       Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

       Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee and the Chair of the Committee shall be appointed by the chairperson of the Board of Directors. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

       The Committee shall meet at least four times annually, or more frequently as circumstances dictate. An agenda shall be prepared and distributed in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair or the Chair's designee, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  Audit Committee Responsibilities and Duties

Review Procedures
  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.
  In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.
  Review with the financial management and the independent auditors the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee or the Chair's designee may represent the entire Audit Committee for purposes of this review.
  Review the Company's policies and practices related to ethical conduct and conflicts of interest to be satisfied that such policies are adequate and adhered to by the Company.

  Independent Auditors
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors and approve any discharge of auditors when circumstances warrant.
  Approve the fees and other significant compensation to be paid to the independent auditors.
  On an annual basis, the Committee shall require the outside auditors to submit a written statement discussing all relationships between the auditor and the Company and shall review and discuss with the independent auditors all relationships they have with the Company that could impair the auditors' independence - including their relationship to the Company's internal auditors.
  Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.
  Review the appointment, performance, and replacement of the senior internal audit executive.
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.
  Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.
  Perform any other activities consistent with this Charter, the Company's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Central Vermont Public Service
Corporation
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

IMPORTANT
Please send in your proxy today.

Please vote, sign, date, and return the proxy card
below in the envelope provided. If you do so now,
the Company will avoid the expense of follow-up
solicitations.
DETACH HERE
PROXY

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

Proxy for Annual Meeting of Stockholders, May 1, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT L. BARNETT, ROBERT G. CLARKE, and MARY ALICE MCKENZIE as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on reverse side, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 22, 2001 at the Annual Meeting of Stockholders to be held May 1, 2001, at the Killington Grand Hotel Conference Center, Killington, Vermont, or at any and all adjournments thereof.

        This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Article 1.
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Central Vermont Public Service
Corporation
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

IMPORTANT
Please send in your proxy today.

Please vote, sign, date, and return the proxy card
below in the envelope provided. If you do so now,
the Company will avoid the expense of follow-up
solicitations.
DETACH HERE

[X]   Please mark
votes as in
this example.
1.	Election of Directors (Directors recommend a vote FOR Article 1).
	Nominees for term expiring in year 2004: William V. Boettcher, Timothy S. Cobb, Luther F. Hackett, and Janice L. Scites. Nominee for term expiring in year 2002: George MacKenzie, Jr.				2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such other business is presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.

Please vote, sign, date, and return the proxy card promptly using the enclosed envelope.

	FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES
	[ ] _________________________________ For all nominees except as noted above
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name(s) appear. Joint owners each must sign. When signing as attorney, trustee, executor, administrator, or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.

Signature: ___________________ Date: ___________      Signature: ___________________ Date: ___________